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FOR:            THE SPORTSMAN'S GUIDE
                411 Farwell Avenue
                South Saint Paul, Minn. 55075            FOR IMMEDIATE RELEASE
                NASDAQ NMS: SGDE

CONTACT:        612-344-1000
                William P. Bartkowski
                BlueFire Partners
                612-344-1012 (direct)

            THE SPORTSMAN'S GUIDE RELEASES FIRST QUARTER 2004 RESULTS

Net Earnings Up 22% Over Comparable 2003 Quarter; Earnings Per Share at High End
 of Recent Guidance; Internet-related Sales as Percentage of Total Catalog and
                        Internet Sales Hit All-time High

         SOUTH ST. PAUL, MINN. (4/28/04) -- The Sportsman's Guide, Inc. (NASDAQ
NMS: SGDE) today reported the results of operations for the quarter ended March 31, 2004. Sales for the quarter were $44.6 million compared to the $43.7 million reported for the same period one year ago. The Company reported net earnings of $1.2 million, or $0.22 per fully diluted share for the quarter, a 22% increase when compared to the $957,000, or $0.19 per fully diluted share, reported for the three months ended March 31, 2003. The increase in net earnings and earnings per share from last year's first quarter was due primarily to higher Internet-related sales and lower levels of selling, general and administrative expenses. Internet-related sales for the first quarter of 2004 were just over 40% of total catalog and Internet sales, setting an all time record. Internet-related sales as a percentage of total catalog and Internet sales were approximately 34% for the first quarter of 2003.
         Gregory R. Binkley, President and Chief Executive Officer of the Company, stated, "Once again our ongoing strategy of moving more of our business to the Internet has resulted in better than expected earnings growth and profitability."
         Total catalog circulation for the first quarter was 11.0 million catalogs, compared to 11.3 million during the first quarter of 2003. The Company mailed nine catalog editions, consisting of three main catalogs, three Buyer's Club Advantage(TM) catalogs and three specialty catalogs during the quarter ended March 31, 2004, compared to nine catalog editions for the same quarter in 2003.


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         "The increase in Internet-related sales is the result of enhancements that we continue to make to our websites and the improvements that we continue to make to our marketing and merchandising programs," Binkley concluded.
         The Sportsman's Guide is a company offering value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, equipment and footwear, sold through both catalogs and Internet websites. The Company's websites include www.sportsmansguide.com, and www.bargainoutfitters.com.

                        -- financial highlights follow --

THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, INCLUDING BUT NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, A CHANGING MARKET ENVIRONMENT FOR THE COMPANY'S PRODUCTS AND THE MARKET ACCEPTANCE OF THE COMPANY'S CATALOGS, INTERNET SITES AND OFFERINGS.





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                           THE SPORTSMAN'S GUIDE, INC.
                                 BALANCE SHEETS
                                   (Unaudited)
                            (In thousands of dollars)





                                                           March 31,     March 31,   December 31,
                                                            2004          2003          2003
                                                           -------       -------       -------
                 ASSETS
CURRENT ASSETS
     Cash and cash equivalents                             $16,694       $10,880       $32,054
     Accounts receivable -- net                              2,147         1,950         3,034
     Inventory                                              23,032        22,528        18,874
     Promotional material                                    3,622         3,693         2,565
     Prepaid expenses and other                              2,489         1,806         1,871
     Income taxes receivable                                   655            --            --
     Deferred income taxes                                   2,220         1,650         3,176
                                                           -------       -------       -------
        Total current assets                                50,859        42,507        61,574
PROPERTY AND EQUIPMENT, NET                                  1,947         2,531         2,248
                                                           -------       -------       -------
        Total assets                                       $52,806       $45,038       $63,822
                                                           =======       =======       =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                      $16,024       $13,731       $18,950
     Accrued expenses and other current liabilities         12,347         9,629        17,877
                                                           -------       -------       -------
        Total current liabilities                           28,371        23,360        36,827
LONG-TERM LIABILITIES                                          173            85           187
                                                           -------       -------       -------
        Total liabilities                                   28,544        23,445        37,014
SHAREHOLDERS' EQUITY                                        24,262        21,593        26,808
                                                           -------       -------       -------
        Total liabilities and shareholders' equity         $52,806       $45,038       $63,822
                                                           =======       =======       =======





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                           THE SPORTSMAN'S GUIDE, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                             For the quarters ended
                             March 31, 2004 and 2003

                      (In thousands, except per share data)




                                                       For the quarters ended March 31,
                                                          2004               2003
                                                       ---------           ---------

Sales                                                    $44,594            $43,749
Cost of sales                                             30,466             29,552
                                                         -------            -------
     Gross profit                                         14,128             14,197
Selling, general and administrative expenses              12,346             12,730
                                                         -------            -------
     Earnings from operations                              1,782              1,467
Miscellaneous income, net                                     42                 29
                                                         -------            -------
     Earnings before income taxes                          1,824              1,496
Income tax expense                                           657                539
                                                         -------            -------
     Net earnings                                        $ 1,167            $   957
                                                         =======            =======

Net earnings per share:
     Basic                                               $   .25            $   .20
                                                         =======            =======
     Diluted                                             $   .22            $   .19
                                                         =======            =======

Weighted average common and common equivalent
shares outstanding:
     Basic                                                 4,753              4,757
                                                         =======            =======
     Diluted                                               5,368              5,119
                                                         =======            =======



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